EXHIBIT 21.1

SUBSIDIARIES OF OSI SYSTEMS, INC.

Name	Jurisdiction
Altaflex	California
American Science and Engineering Global de Mexico S. de R.L. de C.V.	Mexico
American Science and Engineering, Inc.	Massachusetts
AS&E Europe, B.V.	Netherlands
AS&E Global, Inc.	Massachusetts
CXR Limited	United Kingdom
ECIL-Rapiscan Security Products Limited	India
Foamhand Limited	New Zealand
Foamhand Limited	United Kingdom
Foamhand Pty Limited	Australia
Global International Holding, Inc.	Delaware
Herbert Systems Limited	United Kingdom
Lenview Limited	United Kingdom
Lenview Property Development (Biddulph) Limited	United Kingdom
OSI Billerica Holdings, LLC	Massachusetts
OSI Electronics de Mexico, S.A. de C.V.	Mexico
OSI Electronics, Inc.	California
OSI Electronics Pte Ltd.	Singapore
OSI Electronics Sdh. Bhd.	Malaysia
OSI Electronics (UK) Ltd.	United Kingdom
OSI (Holdings) Company Limited	United Kingdom
OSI Laser Diode, Inc.	Delaware
OSI Optoelectronics, Inc.	California
OSI Optoelectronics Limited	Cyprus
OSI Optoelectronics Sdn. Bhd.	Malaysia
OSI Solutions, Inc.	Delaware
OSI Systems Private Limited	India
OSIE (Holdings) Company Limited	United Kingdom
PFC Flexible Circuits Limited	Canada
PT OSI Electronics	Indonesia
PT OSI Systems	Indonesia
RAGGI-X Manutenção em Equipamentos Electrônicos LTDA-ME	Brazil
Rapiscan Australia Pty Ltd	Australia

Name	Jurisdiction
Rapiscan Government Services, Inc.	Delaware
Rapiscan Holdings, Inc.	Delaware
Rapiscan Laboratories, Inc.	Delaware
Rapiscan Mexico Holdings LLC	Delaware
Rapiscan Systems Canada Inc.	Canada
Rapiscan Systems (Cyprus) Limited	Cyprus
Rapiscan Services Egypt LLC	Egypt
Rapiscan Systems Electrical Trading LLC	Abu Dhabi
Rapiscan Systems GmbH	Germany
Rapiscan Systems Hong Kong Limited	Hong Kong
Rapiscan Systems, Inc.	California
Rapiscan Systems Limited	United Kingdom
Rapiscan Systems Mexico S. de R.L. de C.V.	Mexico
Rapiscan Systems Oy	Finland
Rapiscan Systems (Private) Limited	Sri Lanka
Rapiscan Systems Pte. Ltd.	Singapore
Rapiscan Systems Pty Ltd	Australia
Rapiscan Systems, S.A. de C.V.	Mexico
Rapiscan Systems Sdn. Bhd.	Malaysia
Rapiscan Systems Turkmen	Turkmenistan
S2 Airport Services S. de R.L. de C.V.	Mexico
S2 Albania Sh.p.k.	Albania
S2 Event Security, LLC	Delaware
S2 Global Healthcare S. de R.L. de C.V.	Mexico
S2 Global, Inc.	Delaware
S2 Global SAL	Lebanon
S2 Global Screening Solutions Sociedad Anonima	Guatemala
S2 Global S.R.L.	Argentina
S2 Muscat LLC	Oman
S2 Screening Solutions S. de R.L. de C.V.	Mexico
S2 Services, Ltd.	Cayman Islands
S2 Services Puerto Rico, LLC	Puerto Rico
SL Healthcare Limited	Cyprus
Spacelabs Healthcare (Canada), Inc.	Canada
Spacelabs Healthcare GmbH	Germany
Spacelabs Healthcare, Inc.	Delaware
Spacelabs Healthcare, LLC	Washington
Spacelabs Healthcare Ltd.	United Kingdom
Spacelabs Healthcare Medical Equipment (Suzhou) Co., Ltd	China
Spacelabs Healthcare Pte. Ltd.	Singapore
Spacelabs Healthcare SAS	France
Spacelabs Healthcare s.r.l.	Italy
Spacelabs Healthcare Trading (Shanghai) Co., Ltd	China
Spacelabs Holdings, Inc.	Delaware